POWER OF ATTORNEY

I, the undersigned trustee or officer of Pioneer NextShares Series Trust I (the “Trust”), hereby constitute and appoint Lisa M. Jones, Christopher J. Kelley, and Mark E. Bradley, and each of them acting singly, to be my true, sufficient and lawful attorneys, with full power to each of them to sign for me, in my name, (i) any Registration Statement on Form N-1A filed by the Trust, or any other applicable registration form under the Investment Company Act of 1940, as amended, and/or under the Securities Act of 1933, as amended, and any and all amendments thereto filed by the Trust, of which I am now, or am on the date of such filing, a Trustee or officer of the Trust, (ii) any application, notice or other filings with the Securities and Exchange Commission, (iii) any application, notice or other filings with the NASDAQ Stock Market, and (iv) any and all other documents and papers relating thereto, and generally to do all such things in my name and on behalf of me to enable the Trust to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, hereby ratifying and confirming my signature as it may be signed by said attorneys, or each of them, to any and all Registration Statements and amendments to said Registration Statements, including any amendments to establish a new series of the Trust, and any other filings with the Securities and Exchange Commission on behalf of the Trust.

IN WITNESS WHEREOF, I have hereunder set my hand as of this 10th day of January, 2017.

/s/ David R. Bock	/s/ Mark E. Bradley
David R. Bock	Mark E. Bradley

/s/ Benjamin M. Friedman	/s/ Margaret B.W. Graham
Benjamin M. Friedman	Margaret B.W. Graham

/s/ Lisa M. Jones	/s/ Lorraine H. Monchak
Lisa M. Jones	Lorraine H. Monchak

/s/ Thomas J. Perna	/s/ Marguerite A. Piret
Thomas J. Perna	Marguerite A. Piret

/s/ Fred J. Ricciardi	/s/ Kenneth J. Taubes
Fred J. Ricciardi	Kenneth J. Taubes